UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On November 12, 2024, Danimer Scientific, Inc. (the “Company”) filed a Sixth Amended and Restated Certificate of Incorporation (the “Sixth Amended and Restated Certificate”) with the Secretary of State of the State of Delaware to effect a 1-for-40 reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), effective as of 5:01 p.m., Eastern Time, on November 12, 2024 (the “Effective Time”). The Company’s Common Stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange (the “NYSE”) when the markets open on November 13, 2024, under the existing ticker symbol “DNMR” and new CUSIP number (236272 407).

The Company’s stockholders approved the Reverse Stock Split and granted the Company’s board of directors (the “Board”) the authority to determine to proceed with the Reverse Stock Split at a Special Meeting of Stockholders held on October 23, 2024 (the “2024 Special Meeting”). Additional information about the 2024 Special Meeting was provided under Item 5.07 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 24, 2024. Following the 2024 Special Meeting, the Board determined to effect the Reverse Stock Split at a reverse split ratio of 1-for-40, which ratio was within the range of reverse split ratios authorized by the stockholders at the 2024 Special Meeting. As of the Effective Time, every forty (40) shares of the Company’s issued and outstanding Common Stock were combined into one (1) share of issued and outstanding Common Stock. The total number of authorized shares of Common Stock remained unchanged at 600,000,000. The par value of the Company’s Common Stock remained unchanged at $0.0001 per share. No fractional shares were issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would have been entitled to receive fractional shares of Common Stock are entitled to receive the equivalent value of such fractional shares in cash, with reference to the closing price of the Common Stock as reported on the NYSE immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest.

As of the Effective Time, proportional adjustments to reflect the Reverse Stock Split were also made to the number of shares of Common Stock underlying the Company’s outstanding equity awards and warrants, and the number of shares issuable under its equity incentive plans and other existing agreements, as well as the exercise price or conversion price, as applicable, of the Company’s outstanding equity awards, warrants and convertible notes. The Company’s warrants listed on the OTCQX market under the symbol “DNMRW” will continue to trade on that market using that symbol and the existing CUSIP for those warrants.

The Company’s transfer agent, Continental Stock Transfer and Trust Company, is serving as the exchange agent for the Reverse Stock Split. Registered stockholders holding shares of the Company’s Common Stock electronically in book-entry form are not required to take any action. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the Reverse Stock Split. The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amended and Restated Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

3.1	Sixth Amended and Restated Certificate of Incorporation of Danimer Scientific, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	November 13, 2024	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer and Corporate Secretary